Boulder Growth & Income Fund, Inc.
Meeting of Shareholders - Voting Results (Unaudited)

On April 26, 2002, the Fund held a Special Meeting of Shareholders to
(1) approve the proposed Investment Advisory Agreement with Boulder Investment Advisors, L.L.C., (2) approve the proposed Investment Advisory Agreement with Stewart Investment Advisers, (3) approve a change of the Fund's investment objective to total return, (4) approve changing the Fund's classification and related fundamental investment restriction to make the Fund a non-diversified investment company, (5) approve an amendment to the Fund's fundamental investment restriction regarding borrowing, (6) approve an amendment to the Fund's fundamental investment restriction regarding the pledging of assets, (7) approve an amendment to the Fund's fundamental investment restriction regarding the issuance of senior securities, (8) approve an amendment to the Fund's fundamental investment restriction regarding investment in real estate, real estate investment trusts ("REITs") and other real estate securities, (9) approve the deletion of the Fund's fundamental investment restriction regarding the ability to hold greater than 5% in one issuer.

PROPOSAL 1:

	Investment Advisory Agreement with Boulder Investment Advisers, L.L.C.

			Number of Votes Cast	Percentage of Votes Cast
	Affirmative	3,032,976			83.7
	Against	425,433			11.7
	Abstain	164,664			4.6
	TOTAL		3,623,073			100.0

PROPOSAL 2:

	Investment Advisory Agreement with Stewart Investment Advisers

			Number of Votes Cast	Percentage of Votes Cast
	Affirmative	3,028,404			83.6
	Against	434,172			12.0
	Abstain	160,497			4.4
	TOTAL		3,623,073			100.0


PROPOSAL 3:

	Change of the Fund's investment objective to total return

			Number of Votes Cast	Percentage of Votes Cast
	Affirmative	3,025,199			83.5
	Against	442,407			12.2
	Abstain	155,467			4.3
	TOTAL		3,623,073			100.0

PROPOSAL 4:

	Change the Fund's classification and related fundamental investment restriction to make the Fund a non-diversified investment company

			Number of Votes Cast	Percentage of Votes Cast
	Affirmative	2,963,981			81.8
	Against	492,765			13.6
	Abstain	166,327			4.6
	TOTAL		3,623,073			100.0

PROPOSAL 5:

	Amend the Fund's fundamental investment restriction regarding borrowing

			Number of Votes Cast	Percentage of Votes Cast
	Affirmative	2,975,179			82.1
	Against	487,345			13.5
	Abstain	160,549			4.4
	TOTAL		3,623,073			100.0

PROPOSAL 6:

	Amend the Fund's fundamental investment restriction regarding the pledging of assets

			Number of Votes Cast	Percentage of Votes Cast	Affirmative	2,937,777			81.1
	Against	507,175			14.0
	Abstain	178,121			4.9
	TOTAL		3,623,073			100.0

PROPOSAL 7:

	Amend the Fund's fundamental investment restriction regarding the issuance of senior securities

			Number of Votes Cast	Percentage of Votes Cast	Affirmative	2,939,335			81.1
	Against	514,109			14.2
	Abstain	169,629			4.7
	TOTAL		3,623,073			100.0

PROPOSAL 8:

	Amend the Fund's fundamental investment restriction regarding investment in real estate, real estate investment trusts ("REITs") and other real estate securities

			Number of Votes Cast	Percentage of Votes Cast	Affirmative	3,058,304			84.4
	Against	421,070			11.6
	Abstain	143,699			4.0
	TOTAL		3,623,073			100.0

PROPOSAL 9:

	Deletion of the Fund's fundamental investment restriction regarding the ability to greater than 5% in one issuer

			Number of Votes Cast	Percentage of Votes Cast	Affirmative	2,959,985			81.7
	Against	504,800			13.9
	Abstain	158,288			4.4
	TOTAL		3,623,073			100.0